EXHIBIT 5.1
                                                              -----------

                     [Schiff Hardin & Waite Letterhead]



                                 November 5, 1999

   ABC-NACO Inc.
   2001 Butterfield Road
   Suite 502
   Downers Grove, Illinois 60515


             RE:  ABC-NACO INC. REGISTRATION STATEMENT ON FORM S-3

   Ladies and Gentlemen:

             We have acted as counsel to ABC-NACO Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration under the Act of 674,796 shares of Common Stock, $.01 par value per share, of the Company, and the related Series A Junior Participating Preferred Stock Purchase Rights associated therewith (collectively, the "Shares"). The Shares are being offered for the account of a selling stockholder of the Company as set forth in the Registration Statement and the Prospectus contained therein (the "Prospectus").

             In this connection we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for the purpose of this opinion.

             Based upon the foregoing, it is our opinion that the Shares have been validly authorized and are legally issued, fully paid and non-assessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules or regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By:     /s/ Robert J. Regan
                                      -------------------------------
                                             Robert J. Regan